SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 1, 2012

HUNT GLOBAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53515	51-0541963
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer incorporation) Identification Number)

24 Waterway Avenue, Suite 200, The Woodlands, TX 77380
(Address of Principal Executive Offices) (Zip Code)

281-825-5000
Registrant's telephone number, including area code
____
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

In April 2012, the Company completed a Rescission Agreement with Momentum Biofuels, Inc. (“Momentum”). As part of the Agreement, the Company received a release of all claims by Momentum against the Company and a rescission of a 3% royalty fee on its Conroe mining lease. In exchange the Company returned to Momentum the 30 million shares the Company owned, which it considered to have no value. As part of this transaction, Crown Financial LLC (“Crown”), an entity controlled by Mr. George Sharp the Chairman and CEO of the Company, voluntarily returned 10 million shares of Momentum owned by Crown.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number    Exhibit Name

10.1                        RESCISSION, SETTLEMENT AGREEMENT AND MUTUAL RELEASE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUNT GLOBAL RESOURCES, INC.

May 7, 2012

By: /s/ George Sharp
/s/George T. Sharp
George T. Sharp, Chief Executive Officer